UBS Warburg
                            $200MM Wells Fargo 2001-2
                           Whole Loan 15YR Fixed-Rate


  GWAC                                      8.00% approx.     +/-5bpss

Pass-Through                                7.00%

WAM                                       177 +/-2 months

California                                 26% approx.        35% max.

WAL TV                                     66% approx.        75% max.

Full Doc                                   87% approx.        80% min.

Cash-Out Refi                              12% approx.        15% max.

Avg. Loan Size                           $383K approx.        $395K max.

AAA Ratings                         2 of 3 (S&P or Moody's
                                    and Fitch)

Estimated Subordination Level               2.25% approx.

Pricing Speed                             250% PSA

Settlement Date                         January 30, 2001



                           All numbers approximate
                  All tranches subject to 5% size variance.


This information herein has been provided solely by UBS Warburg. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg